UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2011
TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (734) 855-2600
Not applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
TRW Automotive Holdings Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 18, 2011. Matters submitted to a vote of the stockholders at that meeting and the final voting results were as follows:
1.	Election of Directors. The three directors identified below were elected to serve as Class I directors for a three-year term expiring at the 2014 annual stockholders’ meeting. Voting results were as follows:

			Broker
	For	Withheld	Nonvotes
Francois J. Castaing	105,212,072	2,287,319	5,837,437
Michael R. Gambrell	103,777,698	3,721,693	5,837,437
Paul H. O’Neill	105,106,361	2,393,030	5,837,437
2.	Ratification of the Selection of Independent Public Accountants. The selection of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for 2011 was ratified. Voting results were as follows:

			Broker
For	Against	Abstain	Nonvotes
106,174,879	6,577,352	584,597	0
3.	Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on an advisory basis. Voting results were as follows:

			Broker
For	Against	Abstain	Nonvotes
103,224,119	4,254,418	20,854	5,837,437
4.	Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. Stockholders approved, on an advisory basis, the presentation of an advisory vote on named executive officer compensation every year. Voting results were as follows:

				Broker
1 Year	2 Years	3 Years	Abstain	Nonvotes
68,519,422	404,360	38,557,995	17,614	5,837,437

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: May 20, 2011	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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